Exhibit 99.1

STATEMENT PURSUANT TO 18 U.S.C. §1350

Pursuant to 18 U.S.C. §1350, the undersigned certifies that this Quarterly Report on Form 10-Q for the period ended March 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Millennium Pharmaceuticals, Inc.

Dated: May 6, 2003	/s/ MARK J. LEVIN
Mark J. Levin
Chairperson and Chief Executive Officer
(Principal executive officer)